QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
SIMPLETECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

SIMPLETECH, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 26, 2001

TO THE SHAREHOLDERS OF SIMPLETECH, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SimpleTech, Inc., a California corporation (the "Company"), will be held on Tuesday, June 26, 2001, at 10:00 a.m. Pacific Time at the Irvine Marriott Hotel, located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, as more fully described in the proxy statement accompanying this Notice:

  1.
  To elect the Company's Board of Directors;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The foregoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on May 11, 2001, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those shareholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. You may also vote by following the telephone or Internet instructions on the proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

    YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY PHONE OR OVER THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD.

                      By Order of the Board of Directors,

                      Manouch Moshayedi
                       Chief Executive Officer and
                      Chairman of the Board of Directors

Santa Ana, California
May 25, 2001

SIMPLETECH, INC.
3001 Daimler Street
Santa Ana, California 92705-5812
(949) 476-1180
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 26, 2001

    The enclosed proxy is solicited on behalf of the Board of Directors of SimpleTech, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on June 26, 2001, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Irvine Marriott Hotel, located at 18000 Von Karman Avenue, Irvine, California 92612.

    Your vote at the Annual Meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the Annual Meeting and was prepared by our management for the Board of Directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about May 25, 2001.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

    Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

    You can vote your shares of common stock if our records show that you owned the shares on May 11, 2001. A total of 38,260,040 shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock. You may not cumulate votes in the election of directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

    Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope or vote by phone or over the Internet by following the instructions on your proxy card. If the proxy card is properly signed and returned, or voted by phone or over the Internet, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR each of the director nominees and FOR each of the other proposals to be considered at the meeting.

    Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP's program.

    Registered shareholders may vote electronically through the Internet or over the telephone by following the instructions included with their proxy card. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

What if other matters come up at the Annual Meeting?

    The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

    Yes. At any time before the vote on a proposal, you can change your vote either by filing with Mark Moshayedi, our Secretary, at our principal executive offices at 3001 Daimler Street, California 92705-5812, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

    Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

    If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

    In the election of directors, the seven candidates receiving the highest number of affirmative votes will be elected as directors. Proposal 2 requires (i) the affirmative vote of a majority of the votes cast at the Annual Meeting and (ii) the affirmative vote of a majority of the required quorum.

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" OR "AGAINST" are treated as votes cast at the Annual Meeting with respect to such matter.

    Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Who pays for this proxy solicitation?

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

    To be included in the proxy statement and form of proxy relating to the Annual Meeting to be held in 2002, a shareholder proposal must be received by Mark Moshayedi, Secretary, SimpleTech, Inc., 3001 Daimler Street, California 92705-5812 no later than January 25, 2002. If the Company is not notified of a shareholder proposal by April 10, 2002, then the proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote against such shareholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
OVERVIEW OF PROPOSALS

    This proxy statement contains two proposals requiring shareholder action. Proposal No. 1 requests the election of seven directors to our board of directors. Proposal No. 2 requests ratification of our independent accountants. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

    Our board of directors currently consists of seven persons. All seven positions on our board of directors are to be elected at this meeting. Our board of directors has nominated the current directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified.

    Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board of directors' seven nominees below. Proxies cannot be voted for more than the seven named nominees.

    Each nominee for election has agreed to serve if elected, and we have no reason to believe that each nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

    The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
Manouch Moshayedi	42	1990	Chief Executive Officer and Chairman of the Board of Directors
Mike Moshayedi	45	1990	President and Director
Mark Moshayedi	39	1992	Chief Operating Officer, Chief Technical Officer, Secretary and Director
Dan Moses	33	2000	Chief Financial Officer and Director
F. Michael Ball (1)	45	2000	Director
Thomas A. Beaver (1)	58	2000	Director
Mark R. Hollinger (1)	43	2000	Director

(1)
Member of the Audit and Compensation Committees

    Manouch Moshayedi, a co-founder of SimpleTech, has served as our President or Chief Executive Officer and Chairman of the Board of Directors since our inception in March 1990. From our inception in March 1990 to September 1994, Mr. Moshayedi also served as our Chief Financial Officer. Mr. Moshayedi graduated with a B.S. in engineering from California State University, Fullerton and an M.B.A. from Long Island University in New York. Mr. Moshayedi is the brother of Mike Moshayedi and Mark Moshayedi, both of whom are our executive officers and directors.

    Mike Moshayedi, a co-founder of SimpleTech, has served as our Director since our inception in March 1990 and our President since January 1995. From our inception in March 1990 to December 1994, Mr. Moshayedi served as our Senior Vice President or President of Sales and Marketing and Secretary. Mr. Moshayedi graduated with a B.S. in engineering from California State

University, Long Beach. Mr. Moshayedi is the brother of Manouch Moshayedi and Mark Moshayedi, both of whom are our executive officers and directors.

    Mark Moshayedi has served as our Director since April 1992 and our Chief Operating Officer, Chief Technical Officer and Secretary since January 1995. From June 1994 to December 1994, Mr. Moshayedi served as our President of Research and Development. From April 1992 to June 1994, Mr. Moshayedi served as our Senior Vice President. Mr. Moshayedi graduated with a B.S. in engineering from the University of California, Irvine and an M.B.A. from Pepperdine University. Mr. Moshayedi is the brother of Manouch Moshayedi and Mike Moshayedi, both of whom are our executive officers and directors.

    Dan Moses has served as our Chief Financial Officer since September 1994 and our Director since March 2000. From October 1992 to August 1994, Mr. Moses served as our Controller. Before joining SimpleTech, Mr. Moses was a Senior Auditor with PricewaterhouseCoopers LLP from May 1990 to October 1992. Mr. Moses graduated with a B.S. in business administration from the University of California, Riverside and a Master's of Accounting from the University of Southern California. Mr. Moses is a Certified Public Accountant.

    F. Michael Ball joined SimpleTech as our Director and member of our audit and compensation committees in October 2000. Since April 1996, Mr. Ball has been Corporate Vice President and President, North America Region of Allergan, Inc., a pharmaceutical company. From April 1995 to April 1996, Mr. Ball was Senior Vice President of Allergan, Inc. Mr. Ball graduated with a B.S. in science and an M.B.A. from Queen's University, Canada.

    Thomas A. Beaver joined SimpleTech as our Director and member of our audit and compensation committees in October 2000. Since January 2001, Mr. Beaver has been the Chief Executive Officer of 3DSP Corporation, a provider of digital signal processing intellectual property solutions. From October 1999 to December 2000, Mr. Beaver was the Chief Executive Officer of Wyle Electronics, Inc., a distributor of semiconductor products. From September 1998 to October 1999, Mr. Beaver was Executive Vice President of Worldwide Sales and Marketing of Astec Power, Inc., a supplier of power conversion products. Prior to Astec, Mr. Beaver spent more than 30 years with Motorola Corp., a provider of communications and semiconductor products, where he held a succession of increasingly responsible sales, marketing and senior management positions of which the most recent was Corporate Vice President and Director of Marketing and Sales of the Company's Networking and Computing Systems Group. Mr. Beaver graduated with a B.S. in electrical engineering from Marquette University and an M.B.A. from the University of Minnesota.

    Mark R. Hollinger joined SimpleTech as our Director and member of our audit and compensation committees in October 2000. Since September 1999, Mr. Hollinger has been President and Chief Executive Officer of Merix Corporation, a manufacturer of printed circuit boards. Mr. Hollinger has been a director of Merix Corporation since May 1999. From May 1999 to September 1999, Mr. Hollinger was President and Chief Operating Officer of Merix Corporation. From August 1998 to May 1999, Mr. Hollinger was Senior Vice President of Operations and Chief Operating Officer of Merix Corporation. From September 1997 to August 1998, Mr. Hollinger was Senior Vice President of Merix Corporation. From October 1994 to September 1997, Mr. Hollinger was Vice President Operations of Continental Circuits Corp., a manufacturer of printed circuit boards. Mr. Hollinger graduated with a B.A. in marketing from Capital University and an M.B.A. from Ohio State University.

Board Committees and Meetings

    In connection with our initial public offering in September 2000, we established an audit committee composed of Messrs. Ball, Beaver and Hollinger. The audit committee reviews our financial statements and accounting practices, makes recommendations to our board of directors regarding the selection of independent accountants and reviews the results and scope of our annual audit and other services provided by our independent accountants. Our audit committee met in March 2001, in connection with the audit of our 2000 financial statements, and held no meetings in 2000. The board of directors adopted and approved a charter for the audit committee in July 2000, a copy of which is attached hereto as Appendix A. The board of directors has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

    In connection with our initial public offering in September 2000, we established a compensation committee composed of Messrs. Ball, Beaver and Hollinger. The compensation committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors. Our compensation committee held no meetings in 2000 and acted by unanimous written consent one time during 2000.

    We do not have a standing nominating committee. Our board of directors held two meetings and acted by unanimous written consent four times during 2000. All then current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during 2000.

Compensation Committee Interlocks and Insider Participation

    We established our compensation committee in September 2000 in connection with our initial public offering. Our compensation committee is composed of Messrs. Ball, Beaver and Hollinger. Prior to September 2000, Manouch Moshayedi, Mike Moshayedi, and Mark Moshayedi participated in deliberations of our board of directors concerning executive officer compensation.

    MDC Land Corporation, MDC Land LLC, XYZ, Inc. and QualCenter, Inc. are companies owned by Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi. In addition to being the owners of these companies, Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi are each also a director and/or executive officer of each of these companies.

    None of the members of our compensation committee was at any time since the formation of SimpleTech an officer or employee of SimpleTech. Other than described above, no executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or our compensation committee of the board of directors. For additional information concerning transactions involving other members of the board of directors, see "Certain Transactions."

Director Compensation

    We do not provide cash compensation to employee directors for serving on our board of directors or for attendance of meetings of committees of the board of directors. Each non-employee member of our board of directors receives $3,000 for attendance at each meeting of the board of directors, however, they do not receive compensation for attendance at meetings of committees of the board of directors. In addition, non-employee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.

    Employee directors are eligible to receive options and be issued shares of common stock directly under our 2000 Stock Incentive Plan. Non-employee directors will, upon their initial election or appointment to the board of directors, receive an automatic option grant to purchase 30,000 shares of common stock. Each option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will vest in equal annual installments over the five-year period from the grant date. The option will have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service on the board of directors.

    The current non-employee members of our board of directors, Messrs. Ball, Beaver and Hollinger, each received an automatic option grant on October 4, 2000 for 30,000 shares of common stock. The exercise price per share in effect under each such option is $8.125, the fair market value per share of common stock on the grant date.

    In addition, Messrs. Ball, Beaver and Hollinger each received an additional option grant to purchase 10,000 shares of common stock on May 3, 2001. The exercise price per share in effect under each such option is $2.74, the fair market value per share of common stock on the grant date. Such options will vest in equal annual installments over the five-year period from the grant date. The option will have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service on the board of directors.

Vote Required

    The seven nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation of the Board of Directors

    Our board of directors unanimously recommends that the shareholders vote FOR the re-election of the nominees named above.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    During the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to us as follows:

  a.
  Audit Fees: Aggregate fees billed for professional services rendered for the audit and review of our fiscal year 2000 annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q: totaled approximately $118,600.

  b.
  All Other Fees:

          Tax return preparation: approximately $167,000

          Public offerings: approximately $872,000

          Consulting services related to international expansion: approximately $90,600.

    Our audit committee has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence. PricewaterhouseCoopers LLP has been selected by our board of directors as our independent accountants for the fiscal year ending December 31, 2001. If ratification of this selection of accountants is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of accountants. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our board of directors believes that such a change would be in the best interests of us and our shareholders.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants for the fiscal year ending December 31, 2001.

Vote Required

    The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001 requires (i) the affirmative vote of a majority of the votes cast at the Annual Meeting and (ii) the affirmative vote of a majority of the required quorum.

Recommendation of the Board of Directors

    Our board of directors unanimously recommends that the shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

OTHER MATTERS

    Our board of directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the vote by telephone or over the Internet.

MANAGEMENT

Executive Officers, Directors and Other Key Employees

    The following table sets forth certain information regarding our executive officers, directors and other key employees as of May 11, 2001.

Name	Age	Position
Manouch Moshayedi	42	Chief Executive Officer and Chairman of the Board of Directors
Mike Moshayedi	45	President and Director
Mark Moshayedi	39	Chief Operating Officer, Chief Technical Officer, Secretary and Director
Dan Moses	33	Chief Financial Officer and Director
Michael Hajeck	41	Senior Vice President of Sales
Carl Swartz	60	Vice President of Strategic Planning and General Counsel
F. Michael Ball (1)	45	Director
Thomas A. Beaver (1)	58	Director
Mark R. Hollinger (1)	43	Director

(1)
Member of the Audit and Compensation Committees

    Manouch Moshayedi.  See "Proposal No. 1: Election of Directors" for Mr. Moshayedi's biography.

    Mike Moshayedi.  See "Proposal No. 1: Election of Directors" for Mr. Moshayedi's biography.

    Mark Moshayedi.  See "Proposal No. 1: Election of Directors" for Mr. Moshayedi's biography.

    Dan Moses.  See "Proposal No. 1: Election of Directors" for Mr. Moses' biography.

    Michael Hajeck has served as our Senior Vice President of Sales since January 2001. From January 1998 to January 2001, Mr. Hajeck served as our Vice President of OEM Sales. From October 1997 to January 1998, Mr. Hajeck was an independent consultant. From October 1996 to October 1997, Mr. Hajeck was Vice President of Sales, Americas at SanDisk Corporation, a manufacturer of Flash memory storage products. From January 1993 to October 1996, Mr. Hajeck was Director of Sales at SanDisk Corporation. Mr. Hajeck graduated with a B.S. and Master's in Engineering from Rensselaer Polytechnic Institute.

    Carl Swartz joined SimpleTech as our Vice President of Strategic Planning and General Counsel in January 2000. From October 1999 to January 2000, Mr. Swartz was Chief Operating Officer with American BioScience, Inc., a biotechnology research and technology company. From January 1995 to October 1999, Mr. Swartz was our Vice President of Strategic Planning and General Counsel. Mr. Swartz graduated with a B.S. in engineering from the United States Naval Academy, an M.S. in engineering from the University of California, Los Angeles and a J.D. from Georgetown University.

    F. Michael Ball.  See "Proposal No. 1: Election of Directors" for Mr. Ball's biography.

    Thomas A. Beaver.  See "Proposal No. 1: Election of Directors" for Mr. Beaver's biography.

    Mark R. Hollinger.  See "Proposal No. 1: Election of Directors" for Mr. Hollinger's biography.

Relationships Among Executive Officers and Directors

    Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. Except as otherwise disclosed in their respective biography, there are no family relationships among any of the directors or executive officers of SimpleTech.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that, for the reporting period from September 28, 2000 (the date of our initial public offering) to December 31, 2000, our executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year, except that Messrs. Ball, Beaver and Hollinger did not timely file their Forms 3 in October 2000, and Mr. Ball did not include shares he purchased in September 2000 on his Form 3 filed with the SEC in October 2000. Mr. Ball has subsequently reported his September 2000 transaction on a Form 5 filed with the SEC in February 2001.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

    The following table sets forth certain summary information concerning the compensation earned by our chief executive officer and each of our other five most highly compensated executive officers (determined on the basis of their salary and bonus for the 2000 fiscal year) for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2000 and 1999, respectively.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position					Other Annual Compensation($)		Securities Underlying Options(#)	All Other Compensation($)(1)
	Year	Salary($)		Bonus($)
Manouch Moshayedi (2) Chief Executive Officer and Chairman of the Board of Directors	2000 1999	430,100 440,000		— —	11,300 104,100	(5) (7)	— —	24,700 18,600	(6) (8)
Mike Moshayedi (3) President and Director	2000 1999	430,100 440,000		— —	11,400 79,900	(9) (11)	— —	25,700 18,600	(10) (12)
Mark Moshayedi (4) Chief Operating Officer, Chief Technical Officer, Secretary and Director	2000 1999	430,100 428,000		— —	12,700 68,800	(13) (15)	— —	25,700 18,600	(14) (16)
Dan Moses Chief Financial Officer and Director	2000 1999	160,300 138,200	(17) (18)	3,333 —	— —		100,000 —	3,800 5,000
Michael Hajeck Vice President of OEM Division	2000 1999	255,000 236,500		404,200 150,100	— —		— 339,989	5,300 5,000
Carl Swartz Vice President of Strategic Planning and General Counsel	2000 1999	184,000 192,300	(19) (20)	— —	— —		50,000 —	5,300 5,000

(1)
Unless otherwise noted, amount represents contributions to our 401(k) plan which we made on behalf of the named officer to match a portion of his elective deferred contributions to such plan.

(2)
While we were an S corporation, Manouch Moshayedi, as our beneficial shareholder, received S corporation distributions for personal income taxes and other purposes of approximately $10.7 million in 2000, including distributions totaling $1.5 million paid to the M. and S. Moshayedi Investment Trust, dated 11/16/95 for the benefit of Manouch Moshayedi's children, and $556,000 in 1999. In addition, Manouch Moshayedi received a $1.0 million return of paid-in capital in 2000.

(3)
While we were an S corporation, Mike Moshayedi, as our beneficial shareholder, received S corporation distributions for personal income taxes and other purposes of approximately $10.6 million in 2000, including distributions totaling $1.5 million paid to the M. and P. Moshayedi Investment Trust, dated 12/30/96 for the benefit of Mike Moshayedi's children, and $578,000 in 1999. In addition, Mike Moshayedi received a $1.0 million return of paid-in capital in 2000.

(4)
While we were an S corporation, Mark Moshayedi, as our beneficial shareholder, received S corporation distributions for personal income taxes and other purposes of approximately

  $10.7 million in 2000, including distributions totaling $1.3 million paid to the D. and N. Moshayedi Investment Trust, dated 9/25/98 for the benefit of Mark Moshayedi's children, and $503,000 in 1999. In addition, Mark Moshayedi received a $1.0 million return of paid-in capital in 2000.

(5)
Includes $11,300 for personal use of our company automobiles.

(6)
Includes (a) $20,400 for life insurance premiums paid on Manouch Moshayedi's behalf and (b) $4,300 in 401(k) matching contributions paid by us.

(7)
Includes (a) $55,700 for personal travel and entertainment expenses, (b) $11,700 for personal use of our company automobiles, (c) $1,700 for personal use of company services and equipment, (d) $8,000 for professional services paid by us, (e) $500 for auto insurance premiums paid on Manouch Moshayedi's behalf and (f) interest income of $26,500 in connection with below-market interest rate loans by us to affiliates owned by Manouch Moshayedi.

(8)
Includes (a) $13,600 for life insurance premiums paid on Manouch Moshayedi's behalf and (b) $5,000 in 401(k) matching contributions paid by us.

(9)
Includes $11,400 for personal use of our company automobiles.

(10)
Includes (a) $20,400 for life insurance premiums paid on Mike Moshayedi's behalf and (b) $5,300 in 401(k) matching contributions paid by us.

(11)
Includes (a) $28,500 for personal travel and entertainment expenses, (b) $13,600 for personal use of our company automobiles, (c) $1,700 for personal use of company services and equipment, (d) $8,000 for professional services paid by us, (e) $1,600 for auto insurance premiums paid on Mike Moshayedi's behalf and (f) interest income of $26,500 in connection with below-market interest rate loans by us to affiliates owned by Mike Moshayedi.

(12)
Includes (a) $13,600 for life insurance premiums paid on Mike Moshayedi's behalf and (b) $5,000 in 401(k) matching contributions paid by us.

(13)
Includes $12,700 for personal use of our company automobiles.

(14)
Includes (a) $20,400 for life insurance premiums paid on Mark Moshayedi's behalf and (b) $5,300 in 401(k) matching contributions paid by us.

(15)
Includes (a) $16,700 for personal travel and entertainment expenses, (b) $12,700 for personal use of our company automobiles, (c) $1,700 for personal use of company services and equipment, (d) $8,000 for professional services paid by us, (e) $1,200 for auto insurance premiums on Mark Moshayedi's behalf and (f) interest income of $26,500 in connection with below-market interest rate loans by us to affiliates owned by Mark Moshayedi.

(16)
Includes (a) $13,600 for life insurance premiums paid on Mark Moshayedi's behalf and (b) $5,000 in 401(k) matching contributions paid by us.

(17)
Includes an automobile allowance of $7,800.

(18)
Includes an automobile allowance of $6,300.

(19)
Represents salary earned for the period from January 17, 2000 through December 31, 2000.

(20)
Represents salary earned for the period from January 1, 1999 through October 5, 1999.

Stock Option Grants in Last Fiscal Year

    The following table sets forth information regarding options granted to each executive officer listed in the Summary Compensation Table during the year ended December 31, 2000. We did not grant any stock appreciation rights during the year ended December 31, 2000.

Individual Grants
	Number of Shares of Common Stock Underlying Options Granted (#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
% of Total Options Granted to Employees in 2000
			Exercise Price Per Share ($/share)	Expiration Date
Name					5% ($)	10% ($)
Manouch Moshayedi	—	—	—	—	—	—
Mike Moshayedi	—	—	—	—	—	—
Mark Moshayedi	—	—	—	—	—	—
Dan Moses	100,000	2.8	11.00	9/27/10	691,784	1,753,117
Michael Hajeck	—	—	—	—	—	—
Carl Swartz	50,000	1.4	11.00	9/27/10	345,892	876,558

    Each option vests in equal annual installments over the five-year period commencing on the grant date and has a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of service with SimpleTech.

    Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises and Year-End Values

    The following table sets forth information with respect to each of our executive officers named in the Summary Compensation Table concerning their exercise of stock options during the fiscal year ended December 31, 2000 and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended December 31, 2000, and no stock appreciation rights were outstanding at the close of such year.

    In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares and the "Value of Unexercised In-The-Money Options" is based on the closing selling price per share at the close of the 2000 fiscal year less the exercise price payable per share. Options are "In-the-Money" if the fair market value of the underlying options exceeds the exercise price of the option.

			Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2000		Value of Unexercised In-the-Money Options at December 31, 2000
	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Manouch Moshayedi	—	—	—	—	—	—
Mike Moshayedi	—	—	—	—	—	—
Mark Moshayedi	—	—	—	—	—	—
Dan Moses	0	0	339,989	100,000	957,351	—
Michael Hajeck	226,655	2,224,981	21,253	92,081	57,204	247,842
Carl Swartz	214,816	2,135,449	125,173	50,000	352,466	—

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    We entered into an employment agreement with Manouch Moshayedi, our Chief Executive Officer and Chairman of the Board of Directors, in March 2000. Under this agreement, Mr. Moshayedi is entitled to an annual base salary of $440,000 and is required to devote all of his working time and attention to our business. In addition, this agreement contains non-competition restrictions and covenants, including provisions prohibiting Mr. Moshayedi from competing with us during his employment and for a one-year period after his employment with us. Mr. Moshayedi's employment is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, Mr. Moshayedi has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us.

    We entered into an employment agreement with Mike Moshayedi, our President, in March 2000. Under this agreement, Mr. Moshayedi is entitled to an annual base salary of $440,000 and is required to devote all of his working time and attention to our business. In addition, this agreement contains non-competition restrictions and covenants, including provisions prohibiting Mr. Moshayedi from competing with us during his employment and for a one-year period after his employment with us. Mr. Moshayedi's employment is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, Mr. Moshayedi has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us.

    We entered into an employment agreement with Mark Moshayedi, our Chief Operating Officer, Chief Technical Officer and Secretary, in March 2000. Under this agreement, Mr. Moshayedi is entitled to an annual base salary of $440,000 and is required to devote all of his working time and attention to our business. In addition, this agreement contains non-competition restrictions and covenants, including provisions prohibiting Mr. Moshayedi from competing with us during his employment and for a one-year period after his employment with us. Mr. Moshayedi's employment is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, Mr. Moshayedi has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us.

    We entered into an employment agreement with Dan Moses, our Chief Financial Officer, in March 2000. Under this agreement, Mr. Moses is entitled to an annual base salary of $150,000 and is required to devote all of his working time and attention to our business. In addition, this agreement contains non-competition restrictions and covenants, including provisions prohibiting Mr. Moses from competing with us during his employment and for a one-year period after his employment with us. Mr. Moses' employment is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, Mr. Moses has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us. In September 2000, we increased Mr. Moses' annual base salary to $160,000 with a quarterly bonus not to exceed $40,000 annually based on certain performance objectives.

    We entered into an employment agreement with Michael Hajeck, our Senior Vice President of Sales, in March 2000. Under this agreement and his employment offer letter, Mr. Hajeck is entitled to an annual base salary of $250,000 and a monthly commission based on the dollar value of net sales of products sold by the OEM Division for that particular month. Under his employment agreement, Mr. Hajeck is required to devote all of his working time and attention to our business. In addition, his employment agreement contains non-competition restrictions and covenants, including provisions prohibiting Mr. Hajeck from competing with us during his employment and for a one-year period after his employment with us. Mr. Hajeck's employment is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, Mr. Hajeck has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us. In January 2001, we promoted Mr. Hajeck from Vice President of OEM Sales to Senior Vice President of Sales.

    We entered into an employment agreement with Carl Swartz, our Vice President of Strategic Planning and General Counsel, in March 2000. Under this agreement, Mr. Swartz is entitled to an annual base salary of $200,000 and is required to devote all of his working time and attention to our business. In addition, this agreement contains non-competition restrictions and covenants, including provisions prohibiting Mr. Swartz from competing with us during his employment and for a one-year period after his employment with us. Mr. Swartz's employment is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, Mr. Swartz has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us. In March 2001, our compensation committee agreed to increase Mr. Swartz's annual base salary to $225,000 retroactive to January 2001.

BENEFICIAL OWNERSHIP OF SECURITIES

    The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of May 11, 2001, except as noted in the footnotes below, by:

  •
  Each person who we know to be the beneficial owner of 5% or more of our outstanding common stock;

  •
  Each executive officer listed in the Summary Compensation Table above;

  •
  Each of our directors; and

  •
  All of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of May 11, 2001, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of May 11, 2001, 38,260,040 shares of our common stock were issued and outstanding. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder's name, subject to community property laws where applicable. The address of each individual listed below is c/o 3001 Daimler Street, Santa Ana, California 92705-5812.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number	Percentage
Executive officers and directors:
Manouch Moshayedi (1)	10,094,496	26.4%
Mike Moshayedi (2)	9,021,996	23.6
Mark Moshayedi (3)	11,486,535	30.0
Dan Moses (4)	315,113	*
Michael Hajeck (5)	290,861	*
Carl Swartz (6)	340,444	*
F. Michael Ball	5,000	*
Thomas A. Beaver	—	—
Mark. R. Hollinger	—	—
All directors and executive officers as a group (9 persons) (7)	31,554,445	81.4%

*Less than one percent

(1)
Consists of 1,098,496 shares held by Manouch Moshayedi, as a Co-Trustee for the D. and N. Moshayedi Investment Trust, dated 9/25/98 for the benefit of Mark Moshayedi's children, 5,996,000 shares held by Manouch and Sophie Moshayedi, as Trustees for the M. and S. Moshayedi Revocable Trust, dated 11/16/95 for the benefit of Manouch Moshayedi's family, 1,500,000 shares held by Manouch Moshayedi, as Trustee for the Manouch Moshayedi Grantor Retained Annuity Trust for the benefit of Manouch Moshayedi and his family and 1,500,000 shares held by Manouch Moshayedi, as Trustee for the Sophie Moshayedi Grantor Retained Annuity Trust for the benefit of Manouch Moshayedi and his family. Manouch Moshayedi has shared voting and dispositive power with respect to the shares held by the D. and N. Moshayedi Investment Trust and the M. and S. Moshayedi Revocable Trust. Manouch Moshayedi expressly disclaims beneficial ownership of shares held by the D. and N. Moshayedi Investment Trust.

(2)
Consists of 7,019,996 shares held by Mike & Parto Moshayedi, as Trustees for the M. and P. Moshayedi Revocable Trust, dated 12/30/96 for the benefit of Mike Moshayedi's family, 1,000,000 shares held by Mike Moshayedi, as Trustee for the Masoud Moshayedi Grantor Retained Annuity Trust for the benefit of Mike Moshayedi and his family and 1,000,000 shares held by Mike Moshayedi, as Trustee for the Parto Moshayedi Grantor Retained Annuity Trust for the benefit of Mike Moshayedi and his family. Does not include 9,000 shares held by Mike Moshayedi's spouse. Mike Moshayedi has shared voting and dispositive power with respect to the shares held by the M. and P. Moshayedi Revocable Trust.

(3)
Consists of 1,204,343 shares held by Mark Moshayedi, as Trustee for the M. and S. Moshayedi Investment Trust, dated 11/16/95 for the benefit of Manouch Moshayedi's children, 1,180,346 shares held by Mark Moshayedi, as a Co-Trustee for the M. and P. Moshayedi Investment Trust, dated 12/30/96 for the benefit of Mike Moshayedi's children, 7,101,846 shares held by Mark and Semira Moshayedi, as Trustees for the M. and S. Moshayedi Revocable Trust, dated 9/25/98 for the benefit of Mark Moshayedi's family, 1,000,000 shares held by Mark Moshayedi, as trustee for the Mehrdad Moshayedi Grantor Retained Annuity Trust for the benefit of Mark Moshayedi and his family and 1,000,000 shares held by Mark Moshayedi, as Trustee for the Semira Moshayedi Grantor Retained Annuity Trust for the benefit of Mark Moshayedi and his family. Mark Moshayedi has shared voting and dispositive power with respect to the shares held by the M. and P. Moshayedi Investment Trust and the M. and S. Moshayedi Revocable Trust. Mark Moshayedi expressly disclaims beneficial ownership of shares held by the M. and S. Moshayedi Investment Trust and the M. and P. Moshayedi Investment Trust.

(4)
Consists of 314,989 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from May 11, 2001.

(5)
Includes 63,751 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from May 11, 2001.

(6)
Includes of 125,173 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from May 11, 2001.

(7)
Includes 503,913 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days from May 11, 2001.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

    The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of SimpleTech, Inc. (the "Company") will administer the Company's executive compensation program. The role of the Committee, which is comprised of three outside non-employee directors, is to review and recommend or approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of the Company. The Committee also administers the Company's 2000 Stock Incentive Plan (the "2000 Plan").

    The Company's executive compensation program utilizes a combination of Company performance, individual performance and an increase in shareholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of the Company and to create value for the Company's shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

Cash Compensation

    The Company reviews its executive compensation programs to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The base salary for each officer reflects the salary levels for comparable positions for comparable companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Committee. Each executive officer's base salary may be adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers. The compensation of executive officers is expected to be reviewed annually by the Committee.

Equity-Based Compensation

    Stock option grants are designed to align the interests of an executive officer with those of the Company's shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Plan. Each option generally becomes exercisable in a series of equal annual installments over a five-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

    The base salary of Manouch Moshayedi, our Chairman and Chief Executive Officer, has been set at a level that the Committee believes is competitive with the compensation paid to the chief executive officers of companies of comparable size and similar industries. It is the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. Mr. Moshayedi has not been granted stock options due to his substantial equity ownership in the Company. Mr. Moshayedi's annual base salary for 2000 was $440,000 and his annual base salary for 2001 is set at $440,000. However, Mr. Moshayedi has voluntarily reduced his 2001 base salary to $290,000 per year effective May 21, 2001 to July 1, 2002 in order to reduce our expenses and operating costs during the economic slow down.

Compliance with Internal Revenue Code Section 162(m)

    Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered to be performance-based. None of the Company's executive officers received non-performance-based compensation in 2000 in an amount exceeding the limit, and the Committee does not anticipate that non-performance-based compensation to be paid to the Company's executive officers in 2001 will exceed that limit. The Company's 2000 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the limitation. The Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers.

                      Submitted by the Compensation Committee of
                      the Board of Directors,

                      F. Michael Ball
                      Thomas A. Beaver
                      Mark R. Hollinger

AUDIT COMMITTEE REPORT

    The following is the report of the Audit Committee (the "Audit Committee") of the Board with respect to the Company's consolidated audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

    The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

    The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

    The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Conclusion

    Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                      Submitted by the Audit Committee of
                      the Board of Directors,

                      F. Michael Ball
                      Thomas A. Beaver
                      Mark R. Hollinger

STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for us, the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Electronics (Semiconductors) Index, assuming an investment of $100. No cash dividends have been declared on our common stock. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our common stock.

	Cumulative Total Return
	9/00	10/00	11/00	12/00
SIMPLETECH, INC.	100.00	57.95	31.82	35.23
NASDAQ STOCK MARKET (U.S.)	100.00	91.78	70.68	66.93
S & P ELECTRONICS (SEMICONDUCTORS)	100.00	99.44	78.82	72.40

(1)
The graph covers the period from September 29, 2000, the commencement date of the our initial public offering of shares of common stock, to December 31, 2000.

    Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

Indemnification Agreements

    In addition to the indemnification provisions contained in our Articles of Incorporation and Bylaws, we have entered into separate indemnification agreements with each of our officers and directors. These agreements contain provisions that may require us, among other things, to indemnify these officers and directors against liabilities that may arise because of their status or service as officers or directors, except for liabilities arising from willful misconduct of a culpable nature, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and obtain officers' and directors' liability insurance if it is maintained for other officers and directors. These agreements do not require us to indemnify our directors and officers in situations where:

  •
  The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

  •
  A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

  •
  The officer's or director's conduct is adjudged to have been knowingly fraudulent or deliberately dishonest, or constitutes willful misconduct; or

  •
  A court determines that indemnification under the circumstances is not lawful.

S Corporation Distributions to Shareholders for Taxes and Other Items

    From formation in March 1990 to September 26, 2000, we had elected for federal and state income tax purposes to be treated as an S corporation under Subchapter S of the Internal Revenue Code and had filed federal and state income tax returns on that basis. Under this election, our shareholders, rather than SimpleTech, were subject to federal income taxes on their respective share of our taxable income. We have made cash distributions of a portion of our earnings to certain of our shareholders for reasons including payment of our shareholders' overall personal income tax liabilities in connection with our election to be treated as an S corporation. On September 26, 2000, we entered into a Distribution and Tax Indemnity Agreement with our shareholders of record as of September 20, 2000. Under this agreement, we distributed to our shareholders of record as of September 20, 2000, including Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, each of whom is an executive officer, director and the beneficial shareholder of record of SimpleTech as of September 20, 2000, in proportion to their ownership of our shares, notes in an aggregate principal amount of $25.1 million, which is equal to our undistributed earnings from the date of our formation through September 26, 2000. We paid off $18.0 million of the notes in October 2000 and the remaining $7.1 million in November 2000 with a portion of the net proceeds from our initial public offering.

    The Distribution and Tax Indemnity Agreement requires our shareholders of record as of September 20, 2000 to reimburse us for income tax liabilities that we incur for periods before September 26, 2000, including penalties and interest, if the IRS or any state taxing authority determines that our S corporation status lapsed during all or a portion of such periods. In addition, our shareholders of record as of September 20, 2000 will be required to make a payment to us with respect to periods after September 26, 2000 if our taxable income is increased for any taxable period on or after September 26, 2000 and there is a related, corresponding decrease in the taxable income of such shareholders for a year in which we were an S corporation. In general, the obligation of such shareholders to make payments to us under the indemnity described in the preceding sentence will be limited to the lesser of the amount we distributed to such shareholders with respect to the year in which their taxable income is decreased, or our increased tax liability.

    Finally, the Distribution and Tax Indemnity Agreement provides that payment will be made by us to our shareholders of record as of September 20, 2000 in the event their taxable income during years in which we were an S corporation is increased because and to the extent that there is a related, corresponding reduction in our taxable income with respect to any year in which we are taxable as a C corporation.

Additional Paid-In Capital Notes

    We issued, on September 26, 2000, additional paid-in capital notes to Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, each of whom is an executive officer, director and the beneficial shareholder of record of SimpleTech as of September 20, 2000, in the aggregate amount of $3.0 million, which amount represents additional paid-in capital previously invested by them. These additional paid-in capital notes were repaid by us in October 2000 with a portion of the net proceeds from our initial public offering.

MDC Land Corporation and MDC Land LLC

    We occupy two leased facilities of approximately 24,500 and 48,600 square feet in Santa Ana, California, in which our executive offices, manufacturing, engineering, research and development, and test engineering operations are located. At various times, we have leased these facilities from MDC Land Corporation and MDC Land LLC, which are wholly owned by Manouch Moshayedi, Mike Moshayedi, and Mark Moshayedi, each of whom is an executive officer and director of SimpleTech, and have no operations other than their transactions with us. We also lease some of the equipment used in our manufacturing and test engineering operations from MDC Land Corporation. Our relationships with MDC Land Corporation and MDC Land LLC involve various obligations that have been offset and are reflected in our consolidated financial statements as described below.

    24,500 square foot facility.  The 24,500 square foot facility was originally owned by MDC Land Corporation. MDC Land Corporation purchased this building in February 1994 financed with a $1,053,000 mortgage loan from First Security Bank. The loan was guaranteed by us, Manouch Moshayedi, Mike Moshayedi, Mark Moshayedi and the U.S. Small Business Administration.

    MDC Land Corporation sold the facility in February 1999 and transferred the mortgage note in April 1999 to MDC Land LLC. However, MDC Land Corporation remained obligated on a leasehold improvement non-interest bearing advance of $500,000 made by us to it in February 1994. As of March 31, 2000, the entire balance of this advance had been repaid to us, including approximately $55,000 of payments in 2000. Our guarantee was released, as of April 1, 2000, concurrent with the refinancing of the mortgage loan by MDC Land LLC. As a tenant, our guarantee and non-interest bearing advance were made on terms less favorable to us than would be generally available. Our lease for this facility expires in March 2005 and the base rent is approximately $17,000 per month. Our lease of the 24,500 square foot facility with MDC Land LLC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

    Historically, we have made the mortgage, property tax, leasehold improvement and other miscellaneous payments on behalf of MDC Land Corporation and MDC Land LLC related to the mortgage loan during their respective periods as lessors.

    48,600 square feet facility.  We lease the 48,600 square foot facility from MDC Land LLC for a base rent of approximately $33,000 per month. This lease expires in May 2005. Our lease of the 48,600 square foot facility with MDC Land LLC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

    Lease of Equipment.  We lease some of the equipment used in our manufacturing and test engineering operations from MDC Land Corporation. We have entered into six equipment leases, each for a period of 60 months, at interest rates ranging from 8.4% to 9.6%. The expiration dates of the leases range from May 2001 to March 2002. Our aggregate annual lease payments to MDC Land Corporation was approximately $574,000 in 2000. In order to secure financing for the equipment, MDC Land Corporation entered into a loan and security agreement with United Capital, formerly known as Lyon Credit Corporation, in March 1996. We guaranteed MDC Land Corporation's obligations and indebtedness under this agreement. As a lessee, our guarantee was made on terms less favorable to us than would be generally available. MDC Land Corporation repaid the balance owed to United Capital on October 6, 2000 which resulted in the release of our guarantee.

    Historically, we have paid the monthly debt service, sales tax, loan payments and down payments on behalf of MDC Land Corporation related to the equipment we have leased from MDC Land Corporation. These payments totaled approximately $77,000 in 2000. Our remaining capital lease obligation due to MDC Land Corporation was approximately $385,000 on December 31, 2000.

    MDC Land Corporation Receivable Account and MDC Land LLC Payable Account.  We have created a receivable account, with rights of offset, to reflect the payments by SimpleTech on behalf of MDC Land Corporation. This account includes mortgage, property tax, leasehold improvement and other miscellaneous payments related to the 24,500 square foot facility, and the monthly debt service, sales tax, loan payments and down payments related to the equipment we have leased from MDC Land Corporation. Rather than making lease payments to MDC Land Corporation, we reduced the receivable account by the amount of the rental payments. In March 2000, MDC Land Corporation paid the entire receivable balance of approximately $55,000 to us. We now remit all equipment rental payments directly to MDC Land Corporation, and MDC Land Corporation now remits all debt service payments directly to United Capital under the equipment loan agreement.

    Historically, we created a payable account, with rights of offset, to reflect the rental payments owed by SimpleTech to MDC Land LLC related to the 24,500 square foot facility. Rather than making these payments, equal to approximately $96,000 in 2000, we reduced the payable account by the mortgage, property tax, leasehold improvement and other miscellaneous payments we made on behalf of MDC Land LLC. In March 2000, we paid the entire payable balance of $61,000 to MDC Land LLC. We now remit all rental payments directly to MDC Land LLC, and MDC Land LLC now remits all mortgage, property tax and other miscellaneous payments.

SimpleTech Subsidiary Ownership

    In February 1995, we formed Simple Technology Canada Ltd., a Canadian corporation with headquarters in Mississauga, Canada, with Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, each of whom is an executive officer and director of SimpleTech. We initially owned 79% of the membership interests in Simple Technology Canada and the Moshayedis initially owned the remaining 21%. Simple Technology Canada was formed for the purpose of manufacturing, selling and marketing our products in Canada. Under U.S. law at the time of formation of Simple Technology Canada, we could not wholly own a subsidiary since we were an S corporation. Accordingly, we formed Simple Technology Canada with the Moshayedis to meet this ownership requirement. Simple Technology Canada has been inactive since April 1998 when we discontinued our Canadian operations, and we are presently in the process of dissolving the company. In June 2000, Simple Technology Canada distributed all of its assets totaling approximately $92,000 to its shareholders through the establishment of an escrow account. Subsequently, we made filings with the Canadian tax authorities to dissolve Simple Technology Canada and we are currently awaiting their approval. In June 2000, the Moshayedis sold their 21% interest to us for approximately $2.00, the then-current fair market value. Upon dissolution, the amount held in escrow will be distributed to the Moshayedis and us in proportion to our previous ownership interests.

    In May 1996, we formed S.T.I., LLC, a California limited liability company, with Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, each of whom is an executive officer and director of SimpleTech. We own 97% of the membership interests in S.T.I., LLC and the Moshayedis own the remaining 3%. S.T.I., LLC was formed to limit our potential liability from our European manufacturing, sales and marketing operations. Under California law at the time of formation of S.T.I., LLC, limited liability companies were required to have more than one member. Accordingly, we formed S.T.I., LLC with the Moshayedis to meet this ownership requirement. To date, S.T.I. LLC has made no withdrawals or distributions of any kind in favor of any owner. We intend to acquire the Moshayedis' interest in S.T.I., LLC for approximately $100, eliminating the Moshayedi's interest in S.T.I., LLC and making it our wholly owned subsidiary.

    In June 1996, S.T.I., LLC and MDC Land Corporation formed Simple Technology Europe, a privately-held unlimited company registered in Scotland. Simple Technology Europe was set up to serve as the sales and marketing entity for our European operations and currently employs our sales and marketing team located in Scotland and England. S.T.I., LLC owns 99% and MDC Land Corporation owns 1% of the outstanding shares of capital stock of Simple Technology Europe. Other than the 1% ownership interest in Simple Technology Europe held by MDC Land Corporation, MDC Land Corporation does not have any other relationship, either business, financial or otherwise, with Simple Technology Europe. To date, there has been no withdrawal from, or distribution of any kind by, Simple Technology Europe in favor of any owner. In 2001, we intend to acquire MDC Land Corporation's interest in Simple Technology Europe for approximately $100 and we intend to dissolve Simple Technology Europe or as soon as possible thereafter. Upon the dissolution of Simple Technology Europe, our sales and marketing activities in Europe will be transitioned to us.

    In January 1996, we formed Simple Technology Limited, a privately-held limited company registered in Scotland, to serve as the manufacturing entity for our European headquarters to take advantage of local U.K. tax laws. Simple Technology Limited is a wholly owned subsidiary of Simple Technology Europe. Simple Technology Limited concluded its manufacturing operations in April 1999 and is currently inactive. To date, Simple Technology Limited has made no withdrawals or distributions of any kind in favor of any owner. We intend to dissolve Simple Technology Limited in 2002 or as soon as possible thereafter.

Transactions with Wyle Electronics, Inc.

    Thomas A. Beaver, a director and member of our audit and compensation committees, was the Chief Executive Officer of Wyle Electronics, Inc., a distributor of semiconductor products, from October 1999 to December 2000. Wyle Electronics is a customer of our memory and storage products as well as a supplier of raw material components for our products. Sales of our memory and storage products to Wyle Electronics were approximately $1.7 million in 2000. Purchases of raw material components from Wyle Electronics were approximately $2.3 million in 2000. We believe our purchases from and sales to Wyle Electronics were on terms that were no less favorable than comparable purchases from and sales to unrelated third parties.

    Many of the transactions set forth above were made while we were a privately held corporation and certain transactions as indicated above have been on terms more favorable to our officers, directors and principal shareholders and their affiliates than they could obtain in a transaction with an unaffiliated third party. All future transactions, including loans, if any, between us and our officers, directors and principal shareholders and their affiliates, and any transactions between us and any entity with which our officers, directors or principal shareholders or their affiliates are affiliated, will be approved by a majority of our board of directors, including a majority of the independent and disinterested outside directors of our board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

OTHER MATTERS

    Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

    Our board of directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the vote by telephone or over the Internet.

    It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope or vote by telephone or over the Internet in accordance with the instructions accompanying the proxy card.

    A copy of our Annual Report for the 2000 Fiscal Year has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the Annual Meeting. This Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

    We have filed an Annual Report on Form 10-K for the year ended December 31, 2000 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Carl Swartz, General Counsel, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

                      By Order of the Board of Directors,

                      Manouch Moshayedi
                       Chief Executive Officer and
                      Chairman of the Board of Directors

Dated: May 25, 2001
Santa Ana, California

ANNEX A

SIMPLETECH, INC.

AUDIT COMMITTEE CHARTER

I. PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

    The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more independent directors.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

    The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    A.  Review this Charter at least annually and recommend any changes to the Board.

    B.  Review the organization's annual financial statements and any other relevant reports or other financial information.

    C.  Review the regular internal financial reports prepared by management and any internal auditing department.

    D.  Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

    E.  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

    F.  Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

    G.  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY
ANNUAL MEETING OF SHAREHOLDERS, JUNE 26, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SIMPLETECH, INC.

   The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held June 26, 2001 and the Proxy Statement and appoints Manouch Moshayedi and Dan Moses, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of SimpleTech, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, CA 92612, on Tuesday, June 26, 2001 at 10:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE DIRECTORS LISTED BELOW AND A VOTE IN FAVOR OF EACH OF THE LISTED PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED BELOW AND IN FAVOR OF THE OTHER PROPOSALS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

 Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
SIMPLETECH, INC.

June 26, 2001

* Please Detach and Mail in the Envelope Provided *

/x/
Please mark your votes as indicated in this example.
		FOR ALL (Except as marked to the contrary below)	WITHHOLD ALL
1.
To re-elect seven directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified;
	To withhold authority to vote, mark "FOR ALL" and write the nominee's name on the line below:	/ /	/ /	Nominees: (a) Manouch Moshayedi (b) Mike Moshayedi (c) Mark Moshayedi (d) Dan Moses (e) F. Michael Ball (f) Thomas A. Beaver (g) Mark R. Hollinger

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.	/ /	/ /	/ /
3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
	Mark if you plan to attend the Annual Meeting	/ /
	Mark here for change of address and provide your current address on the lines below	/ /

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
Please sign your name:
		Dated:	, 2001
(Authorized Signature(s))	(Print name(s) on certificate)
NOTE:	Please sign, date and return promptly in the accompanying envelope. Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

QuickLinks

GENERAL INFORMATION ABOUT VOTING
SHAREHOLDER PROPOSALS
MATTERS TO BE CONSIDERED AT ANNUAL MEETING OVERVIEW OF PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
BENEFICIAL OWNERSHIP OF SECURITIES
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS
ANNEX A SIMPLETECH, INC. AUDIT COMMITTEE CHARTER